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                                   EXHIBIT 4.0
                      SPECIMEN COMMON STOCK CERTIFICATE OF
                           JACKSONVILLE BANCORP, INC.
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 NUMBER                                                                  SHARES
  000                                                                     1000
--------                                                                --------

                           JACKSONVILLE BANCORP, INC.
               INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

                                  COMMON STOCK
                       SEE REVERSE FOR CERTAIN DEFINITIONS

                    THIS CERTIFIES THAT ____________________

                                IS THE OWNER OF:

             FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF
                           JACKSONVILLE BANCORP, INC.

                            $.01 PAR VALUE PER SHARE

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE TRANSFERABLE ONLY ON THE STOCK TRANSFER BOOKS BY THE HOLDER OF RECORD HEREOF, OR BY HIS DULY AUTHORIZED ATTORNEY OR LEGAL REPRESENTATIVE, UPON THE SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE ISSUED AND SHALL BE HELD SUBJECT TO ALL THE PROVISIONS OF THE ARTICLES OF INCORPORATION OF ANY AMENDMENTS THERETO (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY), TO ALL OF WHICH PROVISIONS THE HOLDER BY ACCEPTANCE HEREOF, ASSENTS. THE SHARES EVIDENCED BY THIS CERTIFICATE ARE NOT OF AN INSURABLE TYPE AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.

         IN WITNESS WHEREOF, JACKSONVILLE BANCORP, INC. HAS CAUSED THIS CERTIFICATE TO BE EXECUTED BY THE SIGNATURE OF ITS DULY AUTHORIZED OFFICERS AND HAS CAUSED ITS CORPORATE SEAL TO BE HEREUNTO AFFIXED.

DATED: ______________, 1998

                                      SEAL



___________________________________          ___________________________________
                          PRESIDENT                          SECRETARY/TREASURER